EXHIBIT 10.1

                            PURCHASE & SALE AGREEMENT


         THIS PURCHASE & SALE AGREEMENT (this "AGREEMENT") is made as of February 26, 2003 (the "EFFECTIVE Date"), by and between Interplay Entertainment Corp., a Delaware corporation ("INTERPLAY") and Vivendi Universal Games, Inc., a Delaware corporation ("VUG").

                                    RECITALS

         WHEREAS, Interplay and White Wolf Publishing, Inc., a Georgia corporation ("WHITE WOLF") are parties to certain Content License Agreement dated as of February 14, 2001 (the "WHITE WOLF LICENSE"), a copy of which is attached hereto as EXHIBIT 1, pursuant to which Interplay has the rights to develop entertainment software products based on the "HUNTER" intellectual property (as more specifically defined in Section 1.1 of the White Wolf License) (the "HUNTER FRANCHISE");

         WHEREAS, Interplay and High Voltage Software, Inc., an Illinois corporation ("HIGH VOLTAGE"), are parties to that certain Product Agreement dated January 25, 2001, as amended by that certain Second Amended & Restated Amendment Number 1 to Product Agreement dated June, ____ 2002 (the "AMENDMENT 1"), and that certain letter Amendment Number 2 dated February 25, 2003 to be executed by High Voltage concurrently herewith (collectively, the "HIGH VOLTAGE DEVELOPMENT AGREEMENT"), a copy of which is attached hereto as EXHIBIT 2, pursuant to which High Voltage has developed and continues to develop for Interplay video games based on the Hunter Franchise;

         WHEREAS, on the terms and conditions set forth in this Agreement, Interplay now desires to sell and assign to VUG, and VUG now desires to purchase and assume from Interplay, all of Interplay's right, title and interest in the White Wolf License and the High Voltage Development Agreement (each solely to the extent provided herein), and any other rights Interplay may have in the Hunter Franchise, except with respect to the following two (2) already-released video game skus based on the HUNTER FRANCHISE: (i) "HUNTER: THE RECKONING" (on the Microsoft Xbox platform) and (ii) "HUNTER: THE RECKONING" (on the Nintendo GameCube platform) (together, the "RESERVED SKUS");

         WHEREAS, the parties hereto acknowledge and agree that the Purchase Price (defined below) constitutes fair consideration and reasonably equivalent value for Interplay's right, title and interest in and to the Hunter Franchise and the High Voltage Development Agreement and the obligations incurred or to be incurred hereunder, in each case, by Interplay to or for the benefit of VUG.


                                    AGREEMENT

         NOW, THEREFORE, subject to the mutual covenants contained herein, and for payment of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. ASSIGNMENTS.

                  1.1 ASSIGNMENT OF WHITE WOLF LICENSE. Subject to the terms of this Agreement, and except with respect to the Reserved Skus, Interplay hereby sells, transfers and assigns to VUG, and VUG hereby purchases and assumes from Interplay, any and all of Interplay's right, title and interest in and to, and obligations under, the White Wolf License. As a condition precedent to this Agreement, White Wolf shall consent to such assignment in the form attached hereto in EXHIBIT 3 (the "WHITE WOLF CONSENT"). For purposes of clarification, and pursuant to the White Wolf Consent and SECTION 1.3, herein, Interplay


*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission (`SEC") and have been filed separately with the SEC.


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shall  retain   directly  from  White  Wolf  all  of   Interplay's   rights  and
responsibilities under the White Wolf License (including, without limitation, any obligation to remit royalties) as necessary to continue to manufacture, market, sell, distribute and publish the Reserved Skus only.

                  1.2 ASSIGNMENT OF HIGH VOLTAGE DEVELOPMENT AGREEMENT. Subject to the terms of this Agreement, and except with respect to (i) the Reserved Skus and (ii) the video game entitled "BALDUR'S GATE: DARK ALLIANCE" (on the Nintendo GameCube platform) developed for Interplay by High Voltage under the High Voltage Development Agreement, Interplay hereby sells, transfers and assigns to VUG, and VUG hereby purchases and assumes from Interplay, any and all of Interplay's right, title, interest in and to, and obligations under, the High Voltage Development Agreement solely as it relates to the video games "HUNTER:
WAYWARD" (on the Sony PS2 platform) and "HUNTER: REDEEMER" (on the Microsoft Xbox platform) which are currently under development for Interplay by High Voltage (together, the "HUNTER SEQUEL SKUS")). As a condition precedent to this Agreement, High Voltage shall consent to such assignment in the form attached hereto in EXHIBIT 4 (the "HIGH VOLTAGE Consent"). For purposes of clarification, and pursuant to the High Voltage Consent, Interplay shall retain directly from High Voltage all of Interplay's rights and responsibilities under the High Voltage Development Agreement (including, without limitation, any obligation to remit royalties) necessary to continue to manufacture, market, sell, distribute and publish the Reserved Skus only. Further (and also and pursuant to the High Voltage Consent), Interplay shall retain from High Voltage, all of Interplay's rights and responsibilities under the High Voltage Development Agreement with respect to all other titles (other than the Hunter Sequel SKUs), including, but not limited to, "BALDUR'S GATE: DARK ALLIANCE" (on the Nintendo GameCube platform). By way of clarification, VUG is assuming all obligations in the High Voltage Development Agreement related to the Hunter Sequel Skus, which shall include, without limitation, Sections 1.04(f) and (g) of the High Voltage Development Agreement as they apply to the Hunter Sequel Skus. All other rights and obligations under the High Voltage Agreement shall at all times remain the sole responsibility of Interplay. Notwithstanding anything to the contrary herein, following the execution and delivery of this Agreement, VUG and Interplay agree to discuss and negotiate in good faith a mutually acceptable settlement with respect to ***.

                  1.3 INTERPLAY RETAINS RIGHTS IN THE RESERVED SKUS. For purposes of clarification, VUG hereby acknowledges and agrees that Interplay shall retain all license and/or ownership rights necessary for Interplay (or its successor or assigns) to continue to manufacture, market, sell, distribute and publish the Reserved Skus (whether individually, as part of compilations, and/or in "OEM" transactions), in all media, now know or hereafter devised, and VUG shall have no rights therein (except that VUG shall retain all its distribution rights to the Reserved Skus in accordance with the existing Video Game Distribution Agreement dated August 9, 2002, by and between Interplay and VUG, as amended). Interplay acknowledges and agrees that it shall not have any right to develop, manufacture, market, sell, distribute and/or publish any add-ons, expansions, sequels, and/or any other derivatives of the Reserved Skus, except that Interplay shall be entitled to create abbreviated versions of the Reserved Skus for purposes of OEM transactions or other exploitation of the Reserved Skus (except that in no event shall any such abbreviated versions contain any new assets or gameplay whatsoever).

                  1.4 ANCILLARY ASSIGNMENT(S). Interplay shall, to the full extent it has the unilateral right of assignment, assign all other rights, licenses and obligations directly relating to the Hunter Franchise to VUG pursuant to the terms and conditions stated herein. Such obligations shall include, without limitation, any OEM agreements, strategy guide rights, intellectual property, engine licenses, and other assets, contracts, licenses or other obligations made by or on behalf of Interplay that could reasonably impact VUG's ability to exploit the Hunter Franchise, as provided herein. Further, Interplay hereby grants VUG a limited power of attorney in order to effectuate the foregoing. To the extent any such assignments require the consent of a third party, Interplay shall, promptly following the execution of


*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission (`SEC") and have been filed separately with the SEC.

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this Agreement,  in good faith use its best commercially  reasonable  efforts to obtain from such third party their consent to such assignment, in a form reasonably acceptable to VUG. Notwithstanding the foregoing, the White Wolf Consent and the High Voltage Consent shall be considered conditions precedent to the execution of this Agreement.

                  1.5 REMOVAL OF HUNTER FRANCHISE FROM NEW DISTRIBUTION AGREEMENT. The parties hereto each expressly acknowledge and agree that as a result of this Agreement and the terms contained herein, that the Hunter Sequel SKUs shall be deemed to be removed from the distribution agreement between the parties hereto dated August 9, 2002, as amended (the "NEW DISTRIBUTION AGREEMENT"), and neither VUG nor Interplay shall incur any liability to the other in connection with such removal. Further, no titles in (or related to) the Hunter Franchise (other than the Reserved SKU's) shall be part of or in any way subject to the terms and conditions of the New Distribution Agreement.

                  1.6 SATISFACTION/TERMINATION OF LETTER OF INTENT. Each party hereto expressly acknowledges and agrees that their respective rights and obligations under that certain Letter of Intent between the parties, dated February 13, 2003 (the "LOI"), shall be satisfied and all future obligations thereunder shall be terminated, including, but not limited to, Interplay's right to have the White Wolf License re-assigned and any restrictions on VUG's use of the White Wolf License which were part of the LOI. Notwithstanding the foregoing, Interplay expressly acknowledges and agrees that the $*** consideration contained in the LOI shall only be recouped by VUG under the New Distribution Agreement against any and all amounts otherwise payable to Interplay thereunder, including, but not limited to, Interplay Proceeds and/or Minimum Guarantees (as such terms are defined in the New Distribution Agreement).

         2. DELIVERY OF ASSETS. Within five (5) business days following the Effective Date, Interplay will deliver to VUG any and all assets and other materials in its possession relating to the Hunter Sequel Skus and/or relating to the Hunter Franchise (excluding the Reserved SKU's).

         3. PURCHASE PRICE. In full and complete consideration of the foregoing, VUG hereby agrees to pay to Interplay the total sum of Fifteen Million Dollars ($15,000,000) (the "PURCHASE PRICE"), which amount shall be payable as follows:

                  3.1 Immediately upon the parties' mutual execution and delivery of this Agreement (including the High Voltage Consent and the White Wolf Consent), VUG shall pay to Interplay by wire transfer of immediately available funds, the sum of *** Dollars ($***); and

                  3.2 Immediately upon the parties' mutual execution and delivery of this Agreement (including the High Voltage Consent and the White Wolf Consent), VUG shall pay to *** (on Interplay's behalf) by wire transfer of immediately available funds, the sum of *** Dollars ($***) to the following account:

                  ***

Such amount represents the outstanding amounts due from Interplay to *** as of the Effective Date pursuant to the terms of the ***; and

                  3.3 On or before ***, VUG shall VUG pay to Interplay by wire transfer of immediately available funds, the sum of *** Dollars ($***); and


*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission (`SEC") and have been filed separately with the SEC.

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


                  3.4 On or before ***, VUG shall VUG pay to Interplay by wire transfer of immediately available funds, the sum of *** Dollars ($***); and

                  3.5 On or before ***, VUG shall VUG pay to Interplay by wire transfer of immediately available funds, the sum of *** Dollars ($***); and

                  3.6 On or before ***, VUG shall VUG pay to Interplay by wire transfer of immediately available funds, the sum of *** Dollars ($***); and

                  3.7 On or before ***, VUG shall VUG pay to Interplay by wire transfer of immediately available funds, the sum of *** Dollars ($***).

No other consideration, including any royalties, shall be paid by VUG to Interplay with respect to the Hunter Franchise or the High Voltage Development Agreement (excluding the Reserved SKU's); provided, however, that the foregoing shall not relieve VUG of its obligations to White Wolf and High Voltage under the White Wolf License and High Voltage Development Agreement, respectively, with respect to the Hunter Sequel Skus and as described in the White Wolf Consent and the High Voltage Consent.


         4. REPRESENTATIONS AND WARRANTIES.

                  4.1 BY INTERPLAY. Interplay represents and warrants to VUG as follows:

                           4.1.1    Interplay is a corporation  validly existing
and in good standing under the laws of the state of Delaware. Interplay has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by all requisite corporate action, and no other corporate proceedings on the part of Interplay are necessary to approve this Agreement and to authorize and consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Interplay and (assuming the due authorization, execution and delivery of this Agreement by VUG) constitutes a valid and binding obligation of Interplay, enforceable against Interplay in accordance with its terms;

                           4.1.2    Interplay   has  all  rights   necessary  to
perform its obligations hereunder, and Interplay has not pledged or granted a security interest in the Hunter Franchise (including without limitation the White Wolf License, the High Voltage Development License, and the Hunter Sequel
Skus) to any person or entity other than VUG;

                           4.1.3    Interplay  is not a defendant to any action,
suit, investigation or proceeding relating to any claim that Interplay's exploitation of the Hunter Franchise (including without limitation the White Wolf License, the High Voltage Development License, and the Hunter Sequel Skus) infringes the proprietary rights of any third person;

                           4.1.4    Interplay  has not  licensed or in any other
way authorized any third party to use in any manner any portion of the Hunter Franchise (including without limitation the White Wolf License, the High Voltage Development License, and the Hunter Sequel Skus), and, to Interplay's best knowledge, there is no unauthorized use thereof by any third party;

                           4.1.5    Interplay's  performance of its  obligations
herein will not result in the breach of any term or provision of, or constitute a default under, any agreement by which Interplay is


*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission (`SEC") and have been filed separately with the SEC.

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


bound, nor will such actions result in the violation of any obligation, law, ordinance, regulation, order or decree applicable to Interplay; and

                           4.1.6    Interplay  shall not commit any act or enter
into any agreement or understanding with any third party which is inconsistent or in conflict with this Agreement.

                           4.1.7    Provided VUG timely pays the Purchase  Price
in accordance with this Agreement, Interplay is not insolvent, and has no reason to believe that it will be insolvent at the time it conveys its right, title and interest in and to the Hunter Franchise and the High Voltage Development Agreement within five (5) days of the Effective Date as contemplated and will not be rendered insolvent as a result thereof. Consummating the transactions contemplated herein will not, after giving effect thereof, result in a situation where the property remaining with Interplay will be unreasonably small in relation to its business.


                  4.2 BY VUG. VUG represents and warrants to Interplay as follows:

                           4.2.1    VUG is a corporation validly existing and in
good standing under the laws of the state of Delaware. VUG has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by all requisite corporate action, and no other corporate proceedings on the part of VUG are necessary to approve this Agreement and to authorize and consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by VUG and (assuming the due authorization, execution and delivery of this Agreement by Interplay) constitutes a valid and binding obligation of VUG, enforceable against VUG in accordance with its terms;

                           4.2.2    VUG has all rights  necessary to perform its
obligations herein;

                           4.2.3    VUG's performance of its obligations  herein
will not result in the breach of any term or provision of, or constitute a default under, any agreement by which VUG is bound, nor will such actions result in the violation of any obligation, law, ordinance, regulation, order or decree applicable to VUG; and

                           4.2.4    VUG shall not  commit  any act or enter into
any agreement or understanding with any third party which is inconsistent or in conflict with this Agreement.

         5. INDEMNITIES; LIMITATIONS ON WARRANTIES AND LIABILITIES.

                  5.1 INDEMNIFICATION. Subject to the limitations and conditions set forth in this SECTION 5, Interplay and VUG each agree to indemnify and hold harmless the other and their affiliated companies, and their respective officers, directors, employees, attorneys and agents, from and against any and all liabilities, damages, and costs and fees (including reasonable attorney's fees), for any third party claims or actions arising out of or relating to any indemnitor's breach or an allegation of the indemnitor's breach of any of its representations, warranties and covenants made in this Agreement ("LOSSES AND LIABILITIES"); PROVIDED, HOWEVER, that (i) the indemnitor shall have been provided with prompt written notice of the assertion of any such claim and the indemnitor shall have the authority and power to control the defense and/or settlement thereof, subject to the right of indemnitee to participate in any such proceeding at its own expense with counsel of its own choosing, and (ii) the indemnitee shall not agree to


*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission (`SEC") and have been filed separately with the SEC.

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the settlement of any such claim, action or proceeding without the prior written consent of the indemnitor, which consent shall not be unreasonably withheld.

                  5.2 LIMITATION ON LIABILITY. EXCEPT FOR THE RESPECTIVE INDEMNIFICATION OBLIGATIONS OF EACH PARTY, AS PROVIDED ABOVE, THE LIABILITY OF EITHER PARTY, IF ANY, FOR DAMAGES FOR ANY CLAIM OF ANY KIND WHATSOEVER AND REGARDLESS OF THE LEGAL THEORY, SHALL NOT INCLUDE COMPENSATION, REIMBURSEMENT OR DAMAGES ON ACCOUNT OF THE LOSS OF PRESENT OR PROSPECTIVE PROFITS, EXPENDITURES, INVESTMENTS OR COMMITMENTS, WHETHER MADE IN ESTABLISHMENT, DEVELOPMENT OR MAINTENANCE OF REPUTATION OR GOODWILL OR FOR ANY OTHER REASON WHATSOEVER. EXCEPT AS PROVIDED IN THE IMMEDIATELY PRECEDING SENTENCE, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, EVEN IF APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING

                  5.3 LIMITATION ON WARRANTIES. EXCEPT FOR ANY WARRANTIES EXPRESSLY PROVIDED IN THIS AGREEMENT, EACH PARTY HEREBY DISCLAIMS ANY OTHER WARRANTY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE.

                  5.4 DEFAULT. If within *** days following receipt of written notice of a material breach of any of the material terms, covenants, representations and/or warranties of this Agreement, such breach is not remedied by the breaching party to the non-breaching party's reasonable satisfaction (or, except with respect to a payment breach hereunder, within such longer period, up to *** days, if the nature of the breach is such that it cannot reasonably be cured within such *** day period), then such breaching party shall be deemed in "DEFAULT" of this Agreement.

         6. MISCELLANEOUS.

                  6.1 FURTHER ASSURANCES/COOPERATION. Interplay and VUG will use reasonable efforts to implement the provisions of this Agreement, including but not limited to the execution and delivery of such other documents in addition to those required by this Agreement, in form and substance reasonably satisfactory to the other party, as may be reasonably deemed necessary to implement any provision of this Agreement.

                  6.2 SEVERABILITY. Every provision of this Agreement is intended to be severable. If any term or provision hereof is declared by a court of competent jurisdiction to be illegal or invalid, such illegal or invalid terms or provisions shall not affect the other terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

                  6.3 CHOICE OF LAW. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of California (without reference to its choice of law provisions).

                  6.4 NOTICES. All notices required or permitted under this Agreement shall be in writing, shall reference this Agreement and shall be deemed given: (i) when sent by facsimile to the facsimile number set forth below and confirmed by machine printed receipt with a copy of the notice sent by registered or certified mail; (ii) five (5) working days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or
(iii) one (1) working day after deposit with a commercial overnight carrier, with written verification of receipt. All communications shall be sent to the


*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission (`SEC") and have been filed separately with the SEC.

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


address set forth below, or to such other address as may be designated by a party by giving written notice to the other party pursuant to this Section:

IF TO INTERPLAY:                                  WITH A COPY TO:
Interplay Entertainment Corp.                     Interplay Entertainment Corp.
Attention:  Chief Executive Officer               Attention:  Legal Dept.
16815 Von Karman Avenue                           16815 Von Karman Avenue
Irvine, California  92606                         Irvine, California  92606
Telephone:  (949) 553-6655                        Telephone:  (949) 553-6655
Facsimile:  (949) 252-0667                        Facsimile:  (949) 252-0667

IF TO VUG:                                        WITH A COPY TO:
Vivendi Universal Games, Inc.                     Vivendi Universal Games, Inc.
Attention: Chief Operating Officer                Attention: Senior Counsel
6080 Center Drive                                 6080 Center Drive
Los Angeles, California, 90045                    Los Angeles, California, 90045
Telephone: 310-431-4000                           Telephone: 310-431-4000
Facsimile:  310-431-2443                          Facsimile:  310-431-2330


                  6.5 ATTORNEY'S FEES. In the event of any litigation between the parties hereto, the prevailing party shall be entitled to recover reasonable attorney's fees in addition to other relief as the court may award.

                  6.6 BOARD APPROVAL. Interplay and VUG acknowledge the attached Exhibit 5 is a fully-executed copy of a resolution of Interplay's Board of Directors approving and ratifying the terms and conditions of this Agreement.

                  6.7 NO OFFSET. Notwithstanding anything to the contrary in this Agreement or any other agreements between the parties, in no event shall any amounts due under this Agreement be paid by offset against any amounts due under any other agreements which may exist between the parties.

                  6.8 MULTIPLE COUNTERPARTS. This Agreement may be executed in counterparts and may be delivered by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  6.9 ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement, together with all exhibits hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

                  6.10 PRESS RELEASES. VUG and Interplay agree not to issue any press releases or similar public statements concerning this Agreement without the prior consent of the other, not to be unreasonably withheld.


*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission (`SEC") and have been filed separately with the SEC.


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


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized representatives as set forth below.

                                  INTERPLAY ENTERTAINMENT CORP.


                                  By:    /s/ Herve Caen
                                       -------------------------------------
                                  Name:  Herve Caen
                                         -----------------------------------
                                  Title: Chief Executive Officer
                                         -----------------------------------


                                  VIVENDI UNIVERSAL GAMES, INC.

                                  By:    /s/ Phil O'Neil
                                       -------------------------------------
                                  Name:  Phil O'Neil
                                         -----------------------------------
                                  Title: President, Partner Publishing Group
                                         -----------------------------------

*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission (`SEC") and have been filed separately with the SEC.

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